SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2012 (September 17, 2012)

TORCHMARK CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-8052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

3700 South Stonebridge Drive, McKinney, Texas 75070

(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 569-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreements

On September 17, 2012, Torchmark Corporation (“Torchmark”) entered into an underwriting agreement (the “Senior Notes Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named on Schedule A thereto, for the issuance and sale by Torchmark of $300,000,000 aggregate principal amount of Torchmark’s 3.80% Senior Notes due 2022 (the “Notes”). Further, on September 17, 2012, Torchmark entered into an underwriting agreement (the “Junior Subordinated Debentures Underwriting Agreement” and, together with the Senior Notes Underwriting Agreement, the “Underwriting Agreements”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named on Schedule A thereto, for the issuance and sale by Torchmark of $125,000,000 aggregate principal amount of Torchmark’s 5.875% Junior Subordinated Debentures due 2052 (the “Debentures”). Torchmark expects the closing of the offerings of the Notes and the Debentures to occur on September 24, 2012, subject to customary closing conditions.

The Notes and the Debentures are being sold pursuant to Torchmark’s shelf registration statement on Form S-3 (File No. 333-182473) (the “Registration Statement”), which Registration Statement became automatically effective upon filing with the Securities and Exchange Commission (the “Commission”) on June 29, 2012, and the applicable Prospectus Supplements relating to the Notes and the Debentures dated September 17, 2012 and filed with the Commission on September 18, 2012.

The Underwriting Agreements include customary representations, warranties and covenants by Torchmark. The Underwriting Agreements also provide for customary indemnification by each of Torchmark and the respective underwriters named therein against certain liabilities arising out of or in connection with the sale of the Notes and the Debentures.

The foregoing descriptions of the Senior Notes Underwriting Agreement and the Junior Subordinated Debentures Underwriting Agreement do not purport to be complete and are qualified in their entirety by reference to the Senior Notes Underwriting Agreement and the Junior Subordinated Debentures Underwriting Agreement, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with Torchmark. For example, affiliates of the underwriters are participants in Torchmark’s credit facility. They have received, and may receive, customary fees, expenses and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of Torchmark or Torchmark’s affiliates. If any of the underwriters or their affiliates have a lending relationship with Torchmark, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to Torchmark consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in Torchmark’s securities, including potentially the Notes and the Debentures. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes and the Debentures. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The documents filed herewith are incorporated by reference into Registration Statement on Form S-3, File Number 333-182473.

Exhibit No.	Description

10.1	Underwriting Agreement, dated September 17, 2012, between Torchmark and Merrill Lynch, Pierce, Fenner & Smith Incorporated, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named on Schedule A thereto.

10.2	Underwriting Agreement, dated September 17, 2012, between Torchmark and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named on Schedule A thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

TORCHMARK CORPORATION

September 21, 2012	/s/ Carol A. McCoy
Carol A. McCoy
Vice President, Associate Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Underwriting Agreement, dated September 17, 2012, between Torchmark and Merrill Lynch, Pierce, Fenner & Smith Incorporated, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named on Schedule A thereto.

10.2	Underwriting Agreement, dated September 17, 2012, between Torchmark and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named on Schedule A thereto.